As filed with the Securities and Exchange Commission on October 12, 2001

Registration No. 333-_____

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933

STORAGENETWORKS, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	04-3436145
(State or Other Jurisdiction of	(I.R.S. Employer
Incorporation or Organization)	Identification No.)

     225 Wyman Street
Waltham, Massachusetts 02451
(781) 622-6700

(Address, Including Zip Code, and Telephone Number, Including
Area Code, of Principal Executive Offices)

2000 STOCK PLAN
(Full Title of the Plan)

Dean J. Breda
Vice President and General Counsel
225 Wyman Street
Waltham, Massachusetts 02451
(781) 622-6700
(Name, Address, Including Zip Code, and Telephone Number, Including
Area Code, of Agent for Service)

CALCULATION OF REGISTRATION FEE

Title of	Amount to be	Proposed	Proposed	Amount of
Securities to be	Registered	Maximum	Maximum	Registration
Registered		Offering Price	Aggregate	Fee
		Per Share	Offering Price

Common Stock	3,000,000	$4.255 (1)	$12,765,000	$3,191.25
$0.01 par value	shares
per share

1. Estimated solely for purposes of calculating the registration fee pursuant to Rules 457(c) and 457(h) of the Securities Act of 1933, as amended, and based upon the average of the high and low prices of the Registrant’s Common Stock on the Nasdaq National Market on October 5, 2001, a date within five (5) business days of the filing of this Registration Statement.

PART II

STATEMENT OF INCORPORATION BY REFERENCE

     This Registration Statement is being filed for the purpose of registering additional securities of the same class as other securities for which a registration statement on Form S-8 has previously been filed. Accordingly, pursuant to General Instruction E to Form S-8, except as otherwise set forth below, this Registration Statement on Form S-8 incorporates by reference the contents of the Registration Statement on Form S-8, File No. 333- 48096, relating to our Amended and Restated 1998 Stock Incentive Plan, 2000 Stock Plan, 2000 Non-Employee Director Option Plan, and 2000 Employee Stock Purchase Plan.

ITEM 8. EXHIBITS.

The Exhibit Index immediately preceding the exhibits is incorporated herein by reference.

SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Waltham, Massachusetts, on this 12th day of October, 2001.

STORAGENETWORKS, INC. By: /s/ Dean J. Breda Dean J. Breda Vice President and General Counsel

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

*	Chief Executive Officer and Chairman of the Board (Principal executive officer)	October 11, 2001

Peter W. Bell

/s/ Paul C. Flanagan	Chief Financial Officer and Treasurer (Principal financial and accounting officer)	October 11, 2001

Paul C. Flanagan

*	Director	October 11, 2001

William D. Miller

*	Director	October 11, 2001

Robert E. Davoli

*	Director	October 11, 2001

Stephen J. Gaal

*	Director	October 11, 2001

Michael D. Lambert

*	Director	October 11, 2001

Roger M. Marino

*	Director	October 11, 2001

William T. Schleyer

* By: /s/ Dean J. Breda
    Dean J. Breda
    Attorney-in-Fact

EXHIBIT INDEX

Exhibit
Number	Description

5	Opinion of Hale and Dorr LLP.
23.1	Consent of Hale and Dorr LLP (included in Exhibit 5)
23.2	Consent of Ernst and Young LLP
24.1	Powers of attorney